State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I Hereby certify that the foregoing has been filed and approved on the 9th day of Feb 1995 in the office of this Division and hereby issue this Certificate thereof.

Examiner ____ Date 2/9/95

KORLA T. WOODS
Division Director

C#173251

MF

DIVISION OF CORPORATIONS
STATE OF UTAH

ARTICLES OF INCORPORATION

OF

CIMMARON SOFTWARE, INC.

The undersigned, natural person of the age of eighteen years or more, acting as Incorporator of a corporation organized under the Utah Revised Business Corporations Act, Utah Code §16-10a-101 *et seq.* (hereinafter called "the Act"), hereby adopts the following Articles of Incorporation for such Corporation.

ARTICLE I.

NAME

The name of the Corporation (hereinafter called "the Corporation"), is Cimmaron Software, Inc.

ARTICLE II.

PURPOSES AND POWERS

1. **Business.** The business of the Corporation shall be producing, developing, creating, marketing, selling computer software, hardware and related products and applications and to provide consulting services concerning the same.

2. **Purpose.** The purpose for which the corporation is formed, and powers granted to the Corporation are as follows:

(a) The production, development, creation, publication, distribution, marketing and selling of computer related products, applications, software, hardware and related products and to providing consulting services regarding the same.

(b) To invest the funds of the corporation in real estate, mortgages, stocks and bonds or other types of investment and to own real estate and personal property necessary for the rendering of services subject to any limitations provided in the Utah Corporations Act as set forth in the Utah Code Annotated, 1953, as amended to date.

(c) To purchase, own and hold the stock of other corporations, and to do every act and thing covered generally by the denomination "holding corporation", and especially to direct the operations of other corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge or otherwise dispose of shares or voting trust certificates for shares of the capital stock or any bonds, notes, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state or district or country, nation or government and also bonds or evidences of indebtedness of the United States or of any state, district, territory, dependency or country or subdivision or municipality thereof; to issue in exchange therefore, shares of the capital stock, bonds, notes or other obligations of the

Corporation and while the owner thereof, to exercise all the rights, powers and privileges of ownership, including the right to vote on any shares of stock or voting trust certificates so owned; to promote, lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts, or other obligations of, and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates, or other securities or evidences of indebtedness shall be held by or for this Corporation or in which, or in the welfare of which, this Corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other securities or evidences of indebtedness or the property of this Corporation.

(d) To acquire by purchase, exchange or otherwise, all or any part of any interest in the properties, assets, business and good will of any one or more persons, firms, partnerships, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of this State or of any other states, to pay for the same in cash, property or its own or other securities, to hold, operate, reorganize, liquidate, sell or in any manner dispose of for a whole or any part thereof and in connection therewith to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, partnerships, associations or corporations and to conduct the whole or any part of any such business acquired.

(e) To borrow or raise monies for any of the purposes of the Corporation and from time to time without limit as to amount, to draw, make, accept, endorse, guarantee, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and non-negotiable instruments and evidences of indebtedness and to secure the payment thereof and of the interest thereon by mortgage or to pledge, convey, or assign in trust, the whole or any part of the assets of the Corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired.

(f) To acquire property by purchase, assume mortgages, trust deeds or real estate land contracts and to acquire real property in any other manner prescribed at law and authorized under the laws of the State of Utah or any other state in the United States.

(g) To lend and advance monies or give credit for corporate purposes with or without requiring interest or any security for the repayment thereof.

(h) To become a party to any lawful arrangement for sharing of profits or to any union of interest, reciprocal concession, partnership, limited or general, syndicate, joint venture or cooperation with any person, corporation, association, entity or any governmental, municipal or public authority, domestic or foreign, in the carrying on of any business which the Corporation is authorized to carry on of any business or transaction deemed necessary, convenient, or incidental, to carrying out any other purposes of the Corporation.

(i) To purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of shares of its own stock whether direct or indirect, shall be made only to the extent of unreserved and unrestrictive surplus available therefor, if permitted by the Act, any other applicable law, and these Articles of Incorporation.

(j) To organize or cause to be organized under the laws of this State or any other state of the United States or of the District of Columbia or any other territory, dependency or possession of the United States or any foreign country, a corporation or corporations, carrying on any or all of the objects or purposes for which this Corporation is organized and to dissolve, wind-up, liquidate, merge or consolidate any such corporation or corporations, or to cause the same to be dissolved, wound-up, liquidated, merged or consolidated; the same may be by a resolution or resolutions passed by a majority of the whole Board and may designate a committee or committees consisting of not less than one (1) director, which committee or committees to the extent provided in such resolution or resolutions, shall have and may exercise all the authority so provided, but the designation of such committees and the delegation thereto of such authority shall not operate to relieve the Board of Directors or any member thereof.

(k) To such extent as a corporation organized under the Business Corporations Act of the State of Utah may now or hereafter lawfully do, to do either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, in connection with or incident to the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or designed directly or indirectly to promote the interests of this Corporation or to enhance the value of its properties and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be organized to do or to exercise under the Business Corporations Act of the State of Utah or under any act amendatory thereof, supplemental thereto or substituted therefor.

(l) To sponsor, administer and contribute to a qualified welfare, pension, and/or profit sharing plan or any other similar qualified plan pursuant to §401(a) *et seq.* of the Internal Revenue Code or other applicable code sections for qualified plans and associated trusts.

(m) The foregoing clauses shall be construed as powers as well as objects and purposes; and the matters expressed in each clause shall, unless therein otherwise expressly provided, be in no way limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers, and enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the Corporation, nor shall the expression of one thing be deemed to exclude another not expressed, though it be of a like nature. Further, the Corporation, through its Board of Directors, may enter into any other or additional business or enterprise in this or in any other jurisdiction where such business or enterprise is permitted by the laws of such jurisdiction.

ARTICLE III.

AUTHORIZED SHARES

1. This Corporation is authorized to issue one class of stock to be designated as Class A stock at no par value. The total authorized stock of this Corporation shall be 100,000 shares.

2. Class A stock shall be entitled to dividends declared by the Corporation. Said dividends may only be declared as follows:

(a) In its own shares out of any treasury shares which have been reacquired out of surplus of the Corporation;

(b) In its own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation under the following conditions:

(i) Payable in its own shares; such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared and there shall be transferred to stated capital at the time such dividend is paid, an amount of surplus equal to the aggregate stated value so fixed in respect to such shares and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with payment thereof.

3. The Class A stock of this Corporation shall be nonassessable; the shareholders shall not be liable for the debts of the Corporation except only and to the extent of any unpaid subscriptions for shares which may be outstanding at any time the Corporation is dissolved, merged or said subscription rights are called, as set forth in the Utah Business Corporations Act.

4. Shareholders shall have no preemptive rights to acquire the corporation's shares.

ARTICLE IV.

VOTING OF SHARES

Each outstanding share of the Class A stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. Each stockholder shall be entitled to vote its shares in person or by proxy executed in writing by such shareholder or by his/her duly authorized attorney in fact. Shareholders shall have no right whatsoever to accumulate his, her or its votes with regard to any elections or any other matters.

ARTICLE V.

PROVISIONS FOR THE REGULATION OF
THE INTERNAL AFFAIRS OF THE CORPORATION

1. **Meetings of Shareholders.** All meetings of the shareholders of the Corporation shall be held at such place either within or without the State of Utah as may be provided in the By-laws of the Corporation.

2. **Quorum of Shareholders.** Unless otherwise provided for in the Act or applicable law, a majority of the shares of Class A stock of the Corporation entitled to vote represented in person or by proxy shall constitute a quorum in any meeting of the shareholders of the Corporation.

3. **Designation of Committees by the Board of Directors.** The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate committee or committees to the extent provided in such resolution or resolutions and such committee shall have and may exercise

all the authority therein provided but the designation of such committee or committees and the delegation thereto of such authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by law.

4. **By-laws of the Corporation.** The initial Bylaws of the Corporation shall be adopted by its Board of Directors. Thereafter, unless otherwise provided in the Act, By-laws of the Corporation may be adopted, amended or repealed either by the shareholders or by the Board of Directors, except that (a) no by-law adopted and (b) no by-law shall be adopted by the Directors, which shall require more than a majority of the voting shares for a quorum at a meeting of the shareholders of the Corporation or more than a majority of the votes cast to constitute action by the shareholders except where higher percentages are required by law. The By-laws may contain any provision for the regulation and management of the affairs of the Corporation not inconsistent with the Act or applicable law and these Articles of Incorporation.

5. **Working Capital.** The Board of Directors of the Corporation shall have the power from time to time to fix and determine and to vary the amount which is to be reserved by the Corporation as working capital and before the payment of any dividends or the making of any distribution of profits it may set aside out of net profits or earned surplus of the Corporation, such sum or sums, as it may from time to time in its absolute discretion determine to be proper, whether as a reserve fund to meet contingencies or for the equalizing of dividends or the repairing or maintaining of any property of the Corporation or for an addition to stated capital surplus or earned surplus or for any corporate purpose for which the Board of Directors shall deem to be in the best interest of the Corporation, subject only to such reasonable limitations as the By-laws of the Corporation may from time to time impose.

6. **Qualification of Directors.** The Directors of this Corporation need not be stockholders of the Corporation.

7. **Number of Directors.** The exact number of Directors may from time to time be specified by the By-laws. However, at no time may less than one (1) director per shareholder up to three (3) shareholders nor more than seven (7) persons be members of the Board of Directors and when Bylaws do not specify the exact number of Directors, the number of Directors shall be two (2).

8. **Reliance upon Others - Prudent Conduct.** No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action or act omitted to be taken by him as a director or officer of the Corporation in good faith if such person (a) exercised or used the same degree of care and skill as would a prudent man have exercised or used under the same or similar circumstances in the conduct of his/her own affairs or, (b) took or omitted to take such action in reliance upon advice of counsel for the Corporation or upon statements made or information furnished by Officers or employees of the Corporation which he had reasonable grounds to believe or upon a financial statement of the Corporation prepared by an accountant, officer of the Corporation in charge of its accounting or employees of the Corporation in charge of its accounts or certified by a public accountant or firm of public accountants.

9. **Contracts with Interested Directors - Disclosure and Voting.** A director of the Corporation shall not in the absence of fraud be disqualified by his/her office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall, insofar as permitted by the Act or any other applicable statute, any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director or any firm of which a director

is a member or any corporation of which a director is an officer, director or shareholder is in any way interested in such transaction or contract provided that at the meeting of the Board of Directors or of a committee thereof having authority in the premises to authorize or confirm such contract or transaction, the interest of such Directors, firm or Corporation is disclosed or made known and there shall be present a quorum of the Board of Directors or of the Directors constituting such committee, and such contract or transaction shall be approved by a majority of such quorum which majority shall consist of Directors not so interested or connected. Nor shall any director be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation, ratified or approved as herein provided, by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer, was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors or of such committee or the purpose of determining the existence of a quorum.

10. **Ratification of Acts of Directors.** The Directors may submit any contract or transaction for approval at any annual meeting of the shareholders or at any special meeting of the shareholders called for in that purpose; and any contract or transaction so approved by a majority vote of a quorum of the shareholders at such meeting shall be binding upon the Corporation and all of its shareholders, whether or not the contract or transaction would otherwise be subject to attack because of the interest of any of the Directors of the Corporation for any other reason.

11. **Conduct of Management.** The Corporation may in its By-laws, make any other provision or requirement for the management or conduct of the business of the Corporation, provided that the same is not inconsistent with the provisions of these Articles of Incorporation or contrary to the laws of the State of Utah or of the United States.

12. **Issuance of Shares.** The Corporation may issue and sell its authorized shares and such consideration as may from time to time be fixed by the Board of Directors, in their discretion, and sell and dispose of any stocks for such consideration permitted by law, as the Board of Directors may from time to time determine without obtaining the authority, consent or vote of the shareholders of the Corporation or any class of authorized shares.

13. **Amendments to These Articles of Incorporation.** The Corporation reserves the right to amend, alter or repeal or add any provisions to these Articles of Incorporation in any manner now or hereafter prescribed by the Act and any amendment thereto or by the provisions of any other applicable law and all rights conferred upon the shareholders of the Corporation by these Articles of Incorporation and any amendments hereto are granted subject only to this reservation.

14. **Reliance upon Others, Books and Records.** A director shall be fully protected in relying in good faith upon the books or account of the Corporation or statements prepared by any of its officials as to the value and amount of assets, liabilities or net profits of the Corporation or any other facts pertinent to the existence and amount of assets, liabilities or net profits of the Corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

15. **Books and Records.** The Corporation shall keep complete and correct books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors and shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number of shares

of the Corporation held by each. No shareholder shall have the right to inspect any such books and records except as conferred by the Act or other applicable law unless authorized to do so by a resolution or resolutions of the shareholders or of the Board of Directors.

16. **Indemnification.** Every director, officer, employer and incorporator of the Corporation shall be indemnified by the Corporation against all expenses and liabilities including counsel fees reasonably incurred by or imposed upon and in connection with any proceeding to which he/she may be a party, or in which he may become involved by reason of his/her being or having been an officer or director, employee, incorporator or agent of the Corporation or any settlement thereof, whether or not he/she is a director, officer, agent or employee at the time such expenses are incurred, except in such cases wherein the director, officer, agent or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duty; provided, however, in event of a settlement, the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer, agent or employee may be entitled.

ARTICLE VI.

INITIAL REGISTERED OFFICE AND THE INITIAL REGISTERED AGENT

1. **Registered Office.** The address of the initial registered office of the Corporation is 15 South 1200 East, Salt Lake City, Utah 84102.

2. **Registered Agent.** The name of the initial registered agent of the Corporation at such address is David M. Fuhrman.

ARTICLE VII.

INCORPORATOR

The name and addresse of the Incorporator is as follows:

Name	Address
David M. Fuhrman	15 South 1200 East Salt Lake City, UT 84102

SIGNATURES OF INCORPORATOR AND REGISTERED AGENT, who each state that this document is signed under penalty of perjury, and the facts stated therein are true and correct.

David M. Fuhrman
Incorporator and Registered Agent

The undersigned hereby accepts, acknowledges and consents appointment as the initial registered agent of the corporation above-named, and confirms that the undersigned meets the requirements of §16-10a-501 of the Utah Revised Business Corporations Act.

David M. Fuhrman, Registered Agent